                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 7, 1997



                      UNITED INTERNATIONAL HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)



                DELAWARE            0-21974         84-1116217
              (State or other     (Commission      (IRS Employer
              jurisdiction of     File Number)    Identification #)
              incorporation)




             4643 SOUTH ULSTER STREET, SUITE 1300, DENVER, CO 80237
                    (Address of Principal Executive Office)


                                 (303) 770-4001
              (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS.
----------------------

     On October 7, 1997, Registrant executed a definitive agreement (the "UPC Acquisition Agreement") with affiliates of Philips Electronics NV ("Philips") providing for the purchase by Registrant and United and Philips' Communications B.V. ("UPC") of Philips' entire interests in UPC (the "UPC Transaction"). Registrant and Philips each currently own approximately 47.5% of UPC, with the remainder being held by UPC employees and by UPC's management equity incentive plans. In addition to purchasing Philip's interest in UPC, as part of the UPC Transaction, (i) UPC will purchase all of Philips' 3.17 million shares of Class A Common Stock of Registrant, (ii) UPC will repay to Philips the accreted amount of UPC's 10% Pay-in-Kind ("PIK") notes not acquired directly by Registrant and
(iii) UPC will issue a stock appreciation right ("SAR") to Philips, or Registrant may pay Philips $7.5 million at closing in lieu of the issuance of the SAR. Closing of the UPC Acquisition Agreement is subject only to usual and customary closing conditions, and Registrant anticipates closing of the UPC Acquisition to occur by late-November, 1997.

     In connection with the UPC Transaction, UPC has announced that it has signed a Dutch Guilder 1.1 billion (approximately US$550 million) Senior Secured Reducing Revolving Credit Facility with a syndicate of banks lead by the Toronto Dominion Bank (the "TD Revolver"). The TD Revolver will provide for a substantial portion of the financing required by the UPC Transaction and for the continued expansion of UPC's businesses in Europe. UPC also announced that it has signed an underwritten commitment letter for a Dutch Guilder 258 million (approximately US$129 million) bridge loan with the Toronto Dominion Bank (the "TD Bridge Loan") to satisfy the remaining financing requirements for the UPC Transaction. The TD Bridge Loan is subject to execution of definitive loan documentation.

     Financing for the UPC Transaction will consist of funds from the TD Revolver, the TD Bridge Loan and a cash investment by Registrant or the issuance of UPC PIK Preferred Stock. The TD Revolver is a nine-year revolving credit facility using UPC and its consolidated operating subsidiaries in Austria, Belgium and Norway as a borrowing base. The TD Bridge Loan will be a two-year bridge loan secured primarily by UPC's unconsolidated assets. The UPC PIK Preferred Stock will be issued in the amount of $162.5 million, either before or concurrent with closing. Alternatively, and depending upon Registrant's liquidity arising from the potential sale of certain assets, Registrant may invest approximately $155 million in cash into UPC and thereby eliminate in its entirety the issuance of the PIK Preferred Stock. The value of the SAR is contingent upon future performance and equity value of UPC, although the right is capped at a maximum value of $30 million, payable by UPC in cash or additional securities of UPC, Registrant or their affiliates.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

(c)   EXHIBITS

10.1 Securities Purchase and Conversion Agreement dated as of October 7, 1997, among Philips Media B.V., Philips Media Networks B.V., United International Holdings, Inc., Joint Venture, Inc. and United and Philips Communications B.V.

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                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                    UNITED INTERNATIONAL HOLDINGS, INC.



DATE:  October 20, 1997             By: /s/ J. Timothy Bryan
                                        ---------------------------------------
                                        J. Timothy Bryan
                                        Chief Financial Officer

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